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                                                                   EXHIBIT 10.18


                         DEFERRED COMPENSATION AGREEMENT
                                       FOR
                                  ALAN M. PURDY


         THIS AGREEMENT is made this 27th day of November, 1996, between RemedyTemp, Inc., a Delaware corporation (the "Corporation"), and Alan M. Purdy, an individual residing in Laguna Beach, California (the "Employee").

         In consideration of the mutual promises and obligations set forth herein the parties hereto agree as follows:

         1. (a) The Corporation shall credit to a book reserve (the "Deferred Compensation Account"), specifically established for purposes of this Agreement, the Employee's compensation bonus to be earned in fiscal year 1997 (the "Bonus"). The Deferred Compensation Account shall be reflected in the Corporation's books and records in a manner that clearly segregates the amounts deferred under this Agreement from any other amounts credited to book reserves established in connection with other deferred compensation agreements entered into by the Employee and the Corporation or any deferred compensation plans established by the Corporation in which the Employee participates.

            (b) The full amount of the Bonus, if any, will be credited to the Deferred Compensation Account. In addition, social security, Medicaid and any other required payroll taxes shall be withheld on an annual basis from the amount credited to the Deferred Compensation Account.

            (c) Any such funds so credited to the Deferred Compensation
Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Employer. The Employee may make recommendations as to specific investments which the Employer shall consider. The income, gains, and losses from those investments shall be credited or charged to the Deferred Compensation Account. Any expenses incurred which are attributable to those investments shall be borne by the Deferred Compensation Account.

            (d) The Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement.

            (e) Title to and beneficial ownership of any assets which the Corporation may earmark to pay the deferred compensation hereunder, shall at all times remain in the Corporation and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation.



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         2. The benefits to be paid as deferred compensation are as follows:

            (a) If the Employee's employment hereunder is terminated on or after the Employee shall have reached the retirement age of 65 (the "Normal Retirement Age"), the Corporation shall pay to him a retirement benefit, either in the form of 10 annual installments or in the form of a lump sum payment, equal to the balance in the Deferred Compensation Account. The determination as to the form of payment shall be made by the Employee in the year preceding the year in which he reaches normal retirement age in such manner as the Corporation shall direct. In the event the Employee fails to make such a determination, then he shall be deemed to have selected the 10 year installment option. If the installment option is selected, then the total payable to the Employee shall be appropriately increased or decreased, as the case may be, but not more than semi-annually, to reflect the appreciation or depreciation in value and the income, gain or loss on the funds which remain invested in the Deferred Compensation Account. If the Employee should die on or after his 65th birthday and before the 10 annual payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such 10 year period to his designated beneficiary in the same manner as set forth above. If both the Employee and his designated beneficiary should die before a total of 10 annual payments are made by the Corporation, then the remaining value of the Deferred Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

            (b) If the Employee's employment is terminated on account of the Employee becoming disabled before his Normal Retirement Agent, or if the Employee's employment is terminated on account of the Employee electing to retire prior to reaching Normal Retirement Age, then the balance in the Deferred Compensation Account shall be paid in installments as provided in paragraph 2(a) above and shall commence at the time established by Section 2(f) below.

            (c) If the Employee's employment hereunder is terminated for any reason other than death or disability but before the Employee shall have reached the Normal Retirement Age, then the amount in the Deferred Compensation Account shall be paid in a lump sum payment within 30 days of such termination of employment.

            (d) The beneficiary referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Corporation and delivered to the Corporation before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the installment payments payable under paragraph 2(a) shall be payable to the Employee's estate.

            (e) The Employee shall be deemed to have become disabled for purposes of paragraph 2(b) above, if the Corporation shall find on the basis of competent medical evidence satisfactory to the Corporation that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Corporation and that such disability will be permanent and continuous during the remainder of his life.

            (f) The installment payment to be made to the Employee under paragraphs 2(a) and (b) above, shall commence on the fifth anniversary of the date of the Employee's termination of employment. The installment payments to be made to the designated beneficiary



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under the provisions of this paragraph 2 shall commence on a date to be selected by the Corporation but within six months from the date of death of the Employee.

         3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         4. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         5. If the Corporation shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Corporation to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Corporation may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this Agreement.

         6. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Corporation.

         7. Any deferred compensation payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation which may be adopted by the Corporation for the benefit of its employees.

         8. The Corporation shall have full power and authority to interpret, construe and administer this Agreement and the Corporation's interpretations and construction thereof, and actions thereunder, including a determination of the amount of any payment to be made, shall be binding and conclusive on all persons for all purposes. No officer of the Corporation shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith. The Employee hereby agrees to indemnify and hold the Corporation harmless against (i) any and all costs, liabilities or expenses incurred by the Corporation in the administration of this Agreement according to its terms and (ii) any and all costs, liabilities or expenses, including without limitation, attorneys fees and disbursements, arising as a result of any claims made by a designated beneficiary or other third parties against the Corporation for its actions in accordance with this Agreement. Without limitation of any of its other remedies otherwise available under


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law, the Corporation shall be entitled to offset any amounts owed pursuant to the above indemnification against and thereby reduce any amounts otherwise due to Employee or his beneficiaries under this Agreement.

         9. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives.

         10. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and Employee and his wife have hereunto set their hands as of the date first written above.

                                       REMEDYTEMP, INC.


                                       /s/ PAUL W. MIKOS
                                       ------------------------------------
                                       Paul W. Mikos, President and Chief
                                       Executive Officer


                                       /s/ ALAN M. PURDY
                                       ------------------------------------
                                       Alan M. Purdy


                                       /s/ SARAH R. PURDY
                                       -----------------------------------
                                       Sarah R. Purdy




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